                                                                    Exhibit (12)
                             CMS ENERGY CORPORATION
                     Ratio of Earnings to Fixed Charges and
                Preferred Securities Dividends and Distributions
                              (Millions of Dollars)


                                                   Nine Months
                                                     Ended
                                                  September 30              Years Ended December 31 -
                                                      2000       1999       1998      1997       1996       1995
                                                     -------------------------------------------------------------
                                                                             (b)
Earnings as defined (a)
-----------------------
Consolidated net income                              $ 216      $ 277      $ 242     $ 244      $ 224      $ 195
Income taxes                                            88         64        100       108        137        113
Exclude equity basis subsidiaries                     (125)       (84)       (92)      (80)       (85)       (57)
Fixed charges as defined, adjusted to
  exclude capitalized interest of $35, $41, $29,
  $13, $5 and $4 million for the nine months
  ended September 30, 2000 and for the years
  ended December 31, 1999, 1998, 1997, 1996
  and 1995, respectively                               550        588        395       360        313        299
                                                     -------------------------------------------------------------

Earnings as defined                                  $ 729      $ 845      $ 645     $ 632      $ 589      $ 550
                                                     =============================================================


Fixed charges as defined (a)
----------------------------
Interest on long-term debt                           $ 443      $ 502      $ 319     $ 273      $ 230      $ 224
Estimated interest portion of lease rental               6          7          8         8         10          9
Other interest charges                                  24         57         48        49         43         42
Preferred securities dividends and
  distributions                                        111         96         77        67         54         42
                                                     -------------------------------------------------------------
Fixed charges as defined                             $ 584      $ 662      $ 452     $ 397      $ 337      $ 317
                                                     =============================================================

Ratio of earnings to fixed charges and
 preferred securities dividends and distributions     1.25       1.28       1.43      1.59       1.75       1.74
                                                     =============================================================


NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) Excludes a cumulative effect of change in accounting after-tax gain of $43 million.

                                                                    Exhibit (12)
                             CMS ENERGY CORPORATION
                       Ratio of Earnings to Fixed Charges
                              (Millions of Dollars)


                                                   Nine Months
                                                     Ended
                                                   September 30             Years Ended December 31 -
                                                      2000       1999       1998      1997       1996       1995
                                                     -------------------------------------------------------------
                                                                             (b)
Earnings as defined (a)
-----------------------
Consolidated net income                              $ 216      $ 277      $ 242     $ 244      $ 224      $ 195
Income taxes                                            88         64        100       108        137        113
Exclude equity basis subsidiaries                     (125)       (84)       (92)      (80)       (85)       (57)
Fixed charges as defined, adjusted to
  exclude capitalized interest of $35, $41, $29,
  $13, $5 and $4 million for the nine months
  ended September 30, 2000 and for the years
  ended December 31, 1999, 1998, 1997, 1996
  and 1995, respectively                               439        525        346       317        278        271
                                                     -------------------------------------------------------------

Earnings as defined                                  $ 618      $ 782      $ 596     $ 589      $ 554      $ 522
                                                     =============================================================


Fixed charges as defined (a)
----------------------------
Interest on long-term debt                           $ 443      $ 502      $ 319     $ 273      $ 230      $ 224
Estimated interest portion of lease rental               6          7          8         8         10          9
Other interest charges                                  24         57         48        49         43         42
Preferred securities dividends and
  distributions                                          0          0          0         0          0          0
                                                     -------------------------------------------------------------
Fixed charges as defined                             $ 473      $ 566      $ 375     $ 330      $ 283      $ 275
                                                     =============================================================

Ratio of earnings to fixed charges                    1.31       1.38       1.59      1.78       1.96       1.90
                                                     =============================================================

NOTES:
(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) Excludes a cumulative effect of change in accounting after-tax gain of $43 million.